As filed with the Securities and Exchange Commission on January 10, 2003

Registration No. 333-92449

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

CATALYST SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0083129 (IRS Employer Identification No.)

1250 Borregas Avenue, Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)

CATALYST SEMICONDUCTOR, INC. STOCK OPTION PLAN
CATALYST SEMICONDUCTOR, INC. 1993 DIRECTOR STOCK OPTION PLAN
CATALYST SEMICONDUCTOR, INC. 1998 SPECIAL EQUITY INCENTIVE PLAN

(Full title of the Plans)

GELU VOICU
President and Chief Executive Officer
CATALYST SEMICONDUCTOR, INC.
1250 Borregas Avenue, Sunnyvale, CA 94089
(Name and address of agent for service)

(408) 542-1000
(Telephone number, including area code, of agent for service)

copy to:
PETER COHN
ORRICK, HERRINGTON & SUTCLIFFE LLP
1020 Marsh Road
Menlo Park, CA 94025
(650) 614-7400

EXPLANATORY STATEMENT

     On December 8, 1999, Catalyst Semiconductor, Inc. (“we” “our” “Company”) filed this Registration Statement on Form S-8 (File No. 333-92449) (“Registration No. 333-92449”), which registered 1,800,000 shares of our Common Stock, par value $0.001 per share (the “Common Stock”), as adjusted for subsequent stock splits, issuable upon exercise of stock options granted or grantable under our Stock Option Plan, 100,000 shares of our Common Stock, as adjusted for subsequent stock splits, issuable upon exercise of stock options granted or grantable under our 1993 Director Option Plan and which registered 3,500,000 shares of our Common Stock, as adjusted for subsequent stock splits, issuable upon exercise of stock options granted or grantable under our 1998 Special Equity Incentive Plan. On December 24, 2002, we filed a Registration Statement on Form S-8 (File No. 333-102201), registering 5,406,256 shares of Common Stock and transferring thereto the registration fee paid with respect to 1,311,250 shares of Common Stock issuable upon exercise of stock options granted or grantable under our Stock Option Plan and 100,000 shares of Common Stock issuable upon exercise of stock options granted or grantable under our 1993 Director Option Plan, respectively, that were previously registered under Registration No. 333-92449 but remained unsold.

     We hereby deregister the 1,411,250 unsold shares of Common Stock previously registered under Registration No. 333-92449. Upon effectiveness hereof, no shares of Common Stock remain registered and unsold under Registration No. 333-92449 with respect to our Stock Option Plan and our 1993 Director Option Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 10th day of January, 2003.

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu Gelu Voicu President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gelu Voicu and Thomas E. Gay, his or her attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 10, 2003.

Signatures	Title

/s/ Gelu Voicu Gelu Voicu	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Thomas E. Gay III Thomas E. Gay III	Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Henry C. Montgomery Henry C. Montgomery	Chairman of the Board of Directors

/s/ Lionel M. Allan Lionel M. Allan	Director

Roland Duchâtelet	Director

Cynthia M. Butitta	Director

/s/ Glen G. Possley Glen G. Possley	Director